UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  September 21, 2005


                          CHARYS HOLDING COMPANY, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


               0-18292                                    51-2152284
        (Commission File Number)               (IRS Employer Identification No.)

  1117 PERIMETER CENTER WEST, SUITE N415                    30338
           ATLANTA, GEORGIA                              (Zip Code)
     (principal executive offices)


                                 (678) 443-2300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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ITEM 3.02.     UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     As previously reported in a Form 8-K filed on August 12, 2005, the source of the $2,500,000.00 cash payment to Frost Bank was the Registrant's new $5 million asset based credit facility with CAPCO Financial Company, a division of Palo Alto, California based Greater Bay Bank N. A. (the "Credit Facility"). In connection with the Credit Facility, the Registrant issued to Greater Bay Bank
N. A. a warrant to purchase up to 862,069 shares of the Registrant's common stock over a seven-year period. A copy of the warrant is attached to this Current Report. Although the warrant was finalized on September 21, 2005, it was deemed issued on August 1, 2005, and expires on July 31, 2005. The initial exercise price is $0.35 per share. In the previously filed Form 8-K, the warrant was described as covering 830,000 shares of the Registrant's common stock. Upon further calculation, the number of shares covered by the warrant was determined to be 862,069 shares of the Registrant's common stock.

ITEM 9.01.     FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL  INFORMATION  AND
               EXHIBITS.

     (c)  Exhibits.

     The following exhibit is filed herewith:

EXHIBIT NO.  IDENTIFICATION OF EXHIBIT
-----------  -------------------------
   10.1      Warrant to Purchase Stock issued to Greater Bay Bank, N.A., dated August 1, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 11, 2005.

                                    CHARYS HOLDING COMPANY, INC.


                                    By /s/ Billy V. Ray, Jr.
                                      ------------------------------------------
                                      Billy V. Ray, Jr., Chief Executive Officer


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